Myriad Genetics Fiscal First-Quarter 2020 Earnings Call November 4, 2019 Exhibit 99.2

Forward Looking Statements Some of the information presented here today may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. These statements are based on management’s current expectations and the actual events or results may differ materially and adversely from these expectations. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission, specifically, the Company’s annual reports on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. These documents identify important risk factors that could cause the actual results to differ materially from those contained in the Company’s projections or forward-looking statements. In this presentation, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. The Company’s financial measures under GAAP include substantial one-time charges related to its acquisitions and ongoing amortization expense related to acquired intangible assets that will be recognized over the useful lives of the assets and charges related to executive severance. Management believes that presentation of operating results that excludes these items provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A link to reconciliation of the GAAP to non-GAAP financial guidance is provided above. Forward Looking Statements Non-GAAP Financial Measures For additional information on GAAP to non-GAAP reconciliation see: https://www.myriad.com/investors/gaap-to-non-gaap-reconciliation/ Fiscal Year 2020 GAAP diluted earnings per share ($0.25)-($0.15) Stock based compensation expense $0.30 Acquisition – amortization of intangible assets $0.80 Adjustments to GAAP financial measures $0.15 Non-GAAP diluted earnings per share $1.00-$1.10 Fiscal Second-Quarter 2020 GAAP diluted earnings per share ($0.02)-$0.00 Stock based compensation expense $0.08 Acquisition – amortization of intangible assets $0.20 Adjustments to GAAP financial measures $0.04 Non-GAAP diluted earnings per share $0.30-$0.32

Fiscal First-Quarter 2020 Financial Results 1Q20 Actual Results 1Q19 Actual Results Revenue (in mil.) $186.3 $202.3 GAAP EPS ($0.28) ($0.01) Adjusted EPS $0.08 $0.43

Financial Overview

Fiscal First-Quarter 2020 Revenue By Product Product 1Q20 1Q19 YoY Growth Hereditary Cancer $104.5 $116.3 (10%) GeneSight® $22.7 $29.3 (22%) Prenatal Testing $23.5 $18.1 30% Vectra® $11.0 $13.0 (15%) Prolaris® $6.5 $6.2 5% EndoPredict® $2.3 $2.4 (4%) Other $1.5 $3.7 (60%) Total Molecular Diagnostic Revenue $172.0 $189.0 (9%) Pharmaceutical & Clinical Services $14.3 $13.3 8% Total Revenue $186.3 $202.3 (8%) (in millions)

Fiscal First-Quarter 2020 Financial Results GAAP Results Adjusted Results 1Q20 1Q19 YoY Growth 1Q20 1Q19 YoY Growth Total Revenue $186.3 $202.3 (8%) $186.3 $202.3 (8%) Gross Profit $136.6 $152.6 (10%) $137.1 $155.9 (12%) Gross Margin 73.3% 75.4% -210 bps 73.6% 77.1% -350 bps Operating Income ($20.9) $1.2 NM $7.6 $37.1 (80%) Operating Margin (11.2%) 0.6% NM 4.1% 18.3% -1420 bps Net Income ($20.6) ($0.7) NM $5.8 $32.8 (82%) EPS ($0.28) ($0.01) NM $0.08 $0.43 (81%)

FY20 and 2Q FY20 Financial Guidance

Metric	Fiscal Year 2020	2Q FY20
Revenue	$800-$810 million	$210-$212 million
GAAP Diluted EPS	($0.25)-($0.15)	($0.02)-$0.00
Adjusted EPS	$1.00-$1.10	$0.30-$0.32

©2019 Myriad Genetics, Inc. All rights reserved. www.Myriad.com

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Publication of the Precision Medicine Analysis from GUIDED Outcomes at Week-8 1 Thase et al: Impact of pharmacogenomics on clinical outcomes for patients taking medications with gene-drug interactions in a randomized, controlled trial

New Medicare Draft LCDs for GeneSight from MolDx

Combinatorial LCD


LCD

- Ordered by a psychiatrist for major depressive disorder

Broad Pharmacogenomic LCD


LCD

- Covers primary care physicians
- Covers anxiety
- Similar to UnitedHealthcare Medical Policy

Combinatorial LCD: https://www.cms.gov/medicare-coverage-database/details/lcd-details.aspx?LCDId=38295&ver=5&Cntrctr=All&UpdatePeriod=847&bc=AAAAEAAAAAAA&
Broad Pharmacogenomic LCD: https://www.cms.gov/medicare-coverage-database/details/lcd-details.aspx?LCDId=38293&ver=7&Cntrctr=All&UpdatePeriod=847&bc=AAAAEAAAAAAA&

myriad WHEN DECISIONS MATTER
©2019 Myriad Genetics, Inc. All rights reserved. www.Myriad.com
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Opportunities for BRACAnalysis CDx With PARP Inhibitors

Cancer Type	Incident Population*	Launch Timing
Pancreatic Cancer (POLO study)	57,000	1H FY20
Castrate Resistant Metastatic Prostate Cancer (PROfound)	32,000	2H FY20
Adjuvant HER2- Breast Cancer (OlympiA Study)	198,000	FY21

* cancer.net, https://www.healthline.com/health/breast-cancer/her2-positive-survival-rates-statistics#prevalence myriad WHEN DECISIONS MATTER
©2019 Myriad Genetics, Inc. All rights reserved. www.Myriad.com
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myChoice CDx FDA Approved – October 23rd

Opportunities with myChoice CDx

Indication/Drug	Incident Population*	Launch Timing
Ovarian Cancer U.S.	15,000 patients	Approved
Ovarian Cancer Japan	9,000 patients	FY21
1st Line Ovarian Cancer (olaparib, niraparib, veliparib) U.S & Europe	50,000 patients	Seeking clarity from regulators and commercial partners
Metastatic Breast Cancer U.S.	80,000 patients	FY21

Sources: www.cancer.net, https://www.medscape.com/viewarticle/849644, https://www.ncbi.nlm.nih.gov/pmc/articles/PMC5323288/, https://eurohealth.ie/policy-brief-women-and-ovarian-cancer-in-the-eu-2018/

myriad WHEN DECISIONS MATTER
©2019 Myriad Genetics, Inc. All rights reserved. www.Myriad.com
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Prequel® is the Most Accurate NIPS Test in Women With High BMI Source: Muzzey et al: Noninvasive prenatal screening for patients with high body mass index: Evaluating the impact of a customized whole genome sequencing workflow on sensitivity and residual risk No call rate of up to 24% in high BMI women using SNP arrays with 4% fetal fraction cutoff Prequel has demonstrated high diagnostic accuracy in women below a 4% fetal fraction Prequel maintained high analytical sensitivity in women with high BMIs No call rate for Prequel is 1 in 1,000

Vectra Additive to All Other Cardiovascular Risk Predictive Measures 1 Source – ACR Abstract: Derivation and Validation of a Biomarker-Based Cardiovascular Risk Prediction Score in Rheumatoid Arthritis Highly validated in 30,751 patients 28% of patients determined to be high risk by American Heart Association guidelines Significantly outperformed other methods of cardiovascular risk assessment in RA patients High Risk Threshold for AHA Guidelines

New Prolaris Clinical Utility Data % of Patients Remaining on Active Surveillance 82% of patients selected active surveillance as initial therapy Only 0.4% of patients selecting active surveillance experienced disease progression Source: Kaul et al: Clinical outcomes in men with prostate cancer who selected active surveillance using a clinical cell-cycle risk score

Potential Upside Drivers to Financial Guidance Product Catalysts NCCN breast cancer guidelines Regional payer collections progress U.S. CDx for pancreatic cancer Japan CDx for ovarian cancer U.S. CDx for prostate cancer Japan hereditary cancer Commercial payer coverage Large PBM master service agreement Reconsideration request by a large tech assessor Medicare LCD expansion to primary care and anxiety Primary care sales force expansion ACOG guidelines for average risk Updated ECS guidelines Medicare revenue U.S. CDx launch in ovarian cancer Launch of RP risk prediction ACR guidelines Launch of CVD risk prediction Utility data leading to increased commercial coverage Expanded Medicare LCD